EXHIBIT 10.1

                                                                  Execution Copy

                                VOTING AGREEMENT
                            (Management Stockholder)

      Agreement dated as of October 7, 2001 among the shareholder listed on the signature pages hereto (the "Shareholder") of TeleCorp PCS, Inc., a Delaware corporation ("TeleCorp"), TeleCorp and AT&T Wireless PCS, LLC, a Delaware limited liability company ("AWS").

      (A) TeleCorp, AWS's parent and an affiliate of AWS are parties to an Agreement and Plan of Merger dated as of the date hereof (as the same may be modified or amended from time to time, the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Merger Agreement.

      (B) Prior to the execution and effectiveness of this Agreement, TeleCorp, AWS, certain management shareholders and other shareholders of TeleCorp executed and delivered to TeleCorp and AWS Amendment No. 1 to the Stockholders' Agreement dated as of October 7, 2001 (the "Stockholders Agreement Amendment"), to the Stockholders' Agreement dated as of November 13, 2000, among TeleCorp, AWS and the parties specified therein (as amended by the Stockholders Agreement Amendment, the "Stockholders Agreement").

      (C) The Stockholders Agreement Amendment amends the Stockholders Agreement to allow for the parties hereto to enter into this Agreement and to perform their obligations hereunder.

      (D) Simultaneously with the execution of the Merger Agreement, the Shareholder, TeleCorp and AWS agree to enter into this Agreement.

      Accordingly, the parties hereto agree as follows:

      1. Representations, Warranties and Covenants

      The Shareholder hereby represents, warrants and covenants to each of AWS and TeleCorp as follows:

      (a) Title

      As of the date hereof, the Shareholder owns beneficially and of record the number of shares of each class of capital stock of TeleCorp set forth after the Shareholder's name on Exhibit A hereto (the "Shares"). The term "beneficial owner" and all correlative expressions are used in this Agreement as defined in Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended.

      (b) Right to Vote

      As of the date hereof and as of the date of the Titan Stockholders' Meeting (which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, the Shareholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, to the extent the Shares carry the right to vote thereon, in favor of the approval and authorization of the Merger Agreement, the Merger and the Related Agreements (to the extent TeleCorp is a party thereto) and the other transactions contemplated thereby (collectively, the "Titan Proposals") without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, the Shareholder has not entered into any voting agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his legal power, authority or right to vote the Shares in favor of the Titan Proposals except for this Agreement.

      From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, the Shareholder will not commit any act that could restrict or otherwise affect his legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, to the extent the Shares carry the right to vote thereon, in favor of the Titan Proposals. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, the Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares (including without limitation any amendment, modification, waiver or supplement to Section 3.7 or Article 4 of the Stockholders Agreement), grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Shareholder's legal power, authority or right to vote the Shares in favor of the approval of the Titan Proposals.

      (c) Authority

      The Shareholder has full legal power, authority and right to execute and deliver, and to perform his obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against him in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      (d) Conflicting Instruments

      The execution and delivery of this Agreement and the performance by the Shareholder of his agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Shareholder is a party or by which the Shareholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Shareholder's ability to perform his obligations under this Agreement.

      2. Restrictions on Transfer

      Prior to the Effective Time, the Shareholder agrees not to (i) Transfer (or to agree to Transfer) any shares of Voting Preference Common Stock of TeleCorp owned of record or beneficially by the Shareholder or (ii) effect, directly or indirectly, or through any arrangement with a third party pursuant to which such third party may effect, directly or indirectly, any short sales of any AWS Common Stock received in connection with the Merger. The Shareholder agrees that nothing herein shall (or shall be construed to) relieve the Shareholder of his obligations under Article 4 of the Stockholders Agreement, and that the provisions of said Article 4 shall remain in full force and effect in accordance with their terms.

      "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession) or any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

      3. Agreement to Vote

      The Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares then owned of record or beneficially by him, to the extent the Shares carry the right to vote thereon, at the Titan Stockholders Meeting and at any other annual or special meeting of shareholders of TeleCorp where any such proposal is submitted, and in connection with any written consent of stockholders, (a) in favor of the Titan Proposals and (b) against (i) approval of any proposal made in opposition to or in competition with the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of TeleCorp or any of its subsidiaries, with or involving any party other than as contemplated by the Merger Agreement, (iii) any liquidation or winding up of TeleCorp, (iv) any extraordinary dividend by TeleCorp, (v) any change in the capital structure of TeleCorp (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of TeleCorp under the Merger Agreement, which would materially and adversely affect TeleCorp or AWS or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

      4. Additional Agreements

      The Shareholder and AWS hereby irrevocably and unconditionally agree to vote or to cause to be voted all of the Shares then owned of record or beneficially by him, to the extent the Shares carry the right to vote thereon, at any annual or special meeting of shareholders of TeleCorp where such proposal is submitted, and in connection with any written consent of stockholders, against authorizing TeleCorp to seek the consent of the FCC to permit the Class A Voting Common Stock and Voting Preference Common Stock to vote and act as a single class as contemplated by Section 4.12(c)(iv) of the Amended and Restated Certificate of Incorporation of TeleCorp.

      5. Granting of Proxy

      In furtherance of the terms and provisions of this Agreement, the Shareholder hereby grants an irrevocable proxy (subject to Section 11(b)), coupled with an interest, to each of the President and the Secretary of AWS to vote all of the Shares beneficially owned by the Shareholder in favor of the Titan Proposals and in accordance with the provisions of Sections 3 and 4. The Shareholder hereby ratifies and approves of each and every action taken by the President or the Secretary of AWS pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by AWS, the Shareholder will execute and deliver applicable proxy material in furtherance of the provisions of Sections 3 and 4 and this Section 5.

      6. Action in Shareholder Capacity Only

      The Shareholder makes no agreement or understanding herein as director or officer of TeleCorp. The Shareholder signs solely in his capacity as a record holder and beneficial owner of Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or director of TeleCorp.

      7. Invalid Provisions

      If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

      8. Executed in Counterparts

      This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

      9. Specific Performance

      The parties hereto agree that the failure for any reason of the Shareholder to perform any of his agreements or obligations under this Agreement would cause irreparable harm or injury to TeleCorp and AWS with respect to which money damages would not be an adequate remedy. Accordingly, the Shareholder agrees that, in seeking to enforce this Agreement against the Shareholder, each of AWS and TeleCorp shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy available at law, equity or otherwise.

      10. GOVERNING LAW; SUBMISSION TO JURISDICTION

      THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF BROUGHT BY ANY OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS MAY BE BROUGHT AND DETERMINED IN THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY CLAIM (A) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS FOR ANY REASON,
(B) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF JUDGMENT, EXECUTION OF JUDGMENT, OR OTHERWISE), AND (C) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

      11. Amendments; Termination

      (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto.

      (b) Except for provisions of this Agreement that by their terms survive the termination hereof, the provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) December 31, 2002, and (iii) the termination of the Merger Agreement in accordance with its terms.

      12. Additional Shares

      If, after the date hereof, Shareholder acquires beneficial or record ownership of any additional shares of capital stock of TeleCorp (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of TeleCorp or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such Additional Shares.

      13. Successors and Assigns

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of any individual Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of the Shareholder or such individual) and permitted assigns; provided, however, that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement, without the consent of AWS, in the case of the Shareholder, the consent of the Shareholder and TeleCorp, in the case of AWS, and the consent of AWS, in the case of TeleCorp. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2, the Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    TELECORP PCS, INC.


                                    By /s/ Thomas H. Sullivan
                                       ----------------------------------
                                       Name:  Thomas H. Sullivan
                                       Title: Chief Financial Officer and
                                              Executive Vice President


                                    AT&T WIRELESS PCS, LLC

                                    By AT&T WIRELESS SERVICES, INC.
                                          Its Manager


                                    By /s/ Robert Stokes, Jr.
                                       ----------------------------------
                                       Name:  Robert Stokes, Jr.
                                       Title: Vice President


                                    /s/ Thomas H. Sullivan
                                    ------------------------------------
                                    THOMAS H. SULLIVAN

                        Exhibit A to the Voting Agreement


Shares Held by Thomas Sullivan

Class A Common Stock                2,903,965

Class C Common Stock                   65,373

Class D Common Stock                      699

Voting Preference Common Stock          1,545

Series C Prefered Stock                108.95

Series E Prefered Stock:             7,290.67